Exhibit 99.1

Dycom Industries Inc. (NYSE:DY) Q3 2019 Earnings Conference Call November 20, 2018 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Timothy R. Estes, Executive Vice President & Chief Operating Officer, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Richard B. Vilsoet, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

OTHER PARTICIPANTS

Alex Rygiel, Analyst, B. Riley FBR, Inc.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, thank you for standing by. Welcome to the Dycom Results Conference Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. Instructions will be given at that time. [Operator Instructions]
As a reminder, this conference is being recorded. I would now like to turn the conference over to your host, Steven Nielsen. Please go ahead.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Thank you, Greg. Good morning, everyone. I'd like to thank you for attending this conference call to review our third quarter fiscal 2019 results. Going to slide 3. During this call, we will be referring to a slide presentation which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation.
Today, we have on the call Tim Estes, our Chief Operating Officer; Drew DeFerrari, our Chief Financial Officer; and Rick Vilsoet, our Chief Legal Officer. Now I will turn the call over to Rick Vilsoet.
Richard B. Vilsoet, Senior Vice President, Chief Legal Officer and Corporate Secretary, Dycom Industries, Inc.
Thank you, Steve. Except for historical information, the statements made by company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including those related to the company's outlook, are based on management's current expectations, estimates and projections and involve known and unknown risks and uncertainties which may cause the company's actual results in future periods to differ materially from forecasted results.
Those risks and uncertainties are more fully described in the company's transition report on Form 10-K for the six months ended January 27, 2018 and other periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update forward-looking statements.
Steve?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Thanks, Rick. Now moving to slide 4 and a review of our third quarter results. As you review our results, please note that we have presented in our release and comments certain revenue amounts that exclude revenues from storm restoration services during the quarter and the prior year quarter and from a business acquired during the April 2018 quarter. We will also reference adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, all of these measures are Non-GAAP financial measures. See slides 13 through 21 for a reconciliation of our Non-GAAP measures to GAAP measures.

Revenue was $848.2 million, an increase of 12.2%. Organic revenue excluding $3.9 million of storm restoration services in the quarter and $15.9 million in the year ago quarter increased 12.9%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from four key customers.
Gross margins were 18.99% of revenue and general and administrative expenses were 8.11%. All of these factors produced adjusted EBITDA of $98.6 million or 11.6% of revenue and adjusted diluted earnings per share of $0.98 compared to $0.99 in the year ago quarter.
Liquidity was ample as cash and availability under our credit facility was $350.1 million. And during the quarter, we amended and restated our credit facility, increasing revolver capacity to $750 million, our term loan to $450 million, and extended the maturity to October 2023.
Going to slide 5. Today, a number of major industry participants are deploying significant wireline networks across broad sections of the country. These networks are generally designed to provision bandwidth, enabling 1 gigabit speeds to individual consumers.
In addition, emerging wireless technologies are driving significant wireline deployments. These wireline deployments are necessary to facilitate what is expected to be decades long deployment of fully converged wireless/wireline networks that will enable high-bandwidth, low-latency applications. The industry effort required to deploy these converged networks continues to meaningfully broaden our set of opportunities. Total industry opportunities in aggregate are robust.
We are providing program management, planning, engineering and design, aerial and underground construction, and fulfillment services for 1 gigabit deployments. These services are being provided across the country in dozens of metropolitan areas to a number of customers.
In addition, we have secured a number of converged wireless/wireline multiuse network deployments. Customers are continuing to reveal with specificity multi-year initiatives that are being planned and managed on a market-by- market basis. Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services is of particular value to several industry participants.
As with prior large scale network deployments, we expect some normal timing volatility and customer spending modulations as network deployment strategies and technologies evolve. Tactical considerations may also impact timing. We remain confident that our competitively unparalleled scale and our financial strength position us well to deliver valuable service to our customers.
Now, moving to slide 6. We continue to experience effects of a strong overall industry environment during the quarter with increases in demand from four key customers. Organic revenue excluding storm restoration services increased 12. 9%. Our top five customers combined produced 78.4% of revenue, increasing 18.3% organically, while all other customers decreased 2.9%.
Comcast was our largest customer at 20.8% of total revenue or $176.3 million. Comcast grew 8.7% organically. Revenue from Verizon was $174.1 million or 20.5% of revenue. Verizon was Dycom's second largest customer and grew 115.9% organically. AT&T was our third largest customer at $164.6 million or 19.4% of revenue. AT&T was our third largest customer and grew organically 14.9%. Revenue from CenturyLink was $118.8 million or 14% of revenue. CenturyLink was our fourth largest customer. And finally, revenue from Windstream was $31.1 million or 3.7% of revenue. Windstream was our fifth largest customer and grew organically at 1%.
Of note, this quarter is the first since the April 2017 quarter where four of our top five customers have grown organically. We are encouraged with our double-digit organic growth and that we have continued to extend our geographic reach and expand our program management, and network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit in wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.
Going to slide 7. Backlog at the end of the third quarter was $7.313 billion versus $7.881 billion at the end of the July 2018 quarter, a decrease of over $568 million. Of this backlog, approximately $2.616 billion is expected to be completed in the next 12 months. The total backlog calculation reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.
For Verizon, we were awarded construction services agreements in various locations; with CenturyLink construction services in California, Utah and Colorado; from TDS Telecom, a construction services agreement in Tennessee; for various customers, locating services in California, New Jersey, Tennessee and South Carolina; and finally we secured rural fiber services agreements in Texas, Wisconsin, Indiana, Kentucky and Alabama. Headcount increased during the quarter to 14,865.
Now, I will turn the call over to Drew for his financial review and outlook.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues for Q3 2019 were $848.2 million and organic revenue growth was 12.9%, reflecting increases from four key customers. Storm restoration services contributed $3.9 million of revenue in Q3 2019 compared to $15.9 million in the year ago period. Also, revenue from an acquired business contributed $8.8 million of revenue in Q3 2019.
Adjusted EBITDA was $98.6 million or 11.6% of revenue. Gross margins were at 19% and declined 156 basis points from the October quarter last year. G&A expense decreased 43 basis points compared to the prior year quarter. Our Non-GAAP adjusted diluted EPS in Q3 2019 was $0.98 per share.
Now going to slide 9. Our balance sheet and financial profile continue to reflect the strength of our business. In October, we entered into a new five-year amended and restated credit agreement. The new agreement increased the maximum revolver commitment to $750 million from $450 million and increased the outstanding term loan to $450 million from $346 million. We ended the quarter with no revolver borrowings outstanding.
Liquidity is ample at $350 million at the end of the quarter consisting of availability on our credit facility and cash on hand. Cash used in operations was $55.5 million. The combined DSOs of accounts receivable and contract assets net were 106 days for Q3 2019. This increase from July reflected the impact of the sequential revenue increases for the quarter including storm work as well as the timing of invoicing and collections on large customer programs. We expect substantial collections during the January quarter based on recent invoicing and normal seasonal collection patterns.
Capital expenditures were $42.6 million during Q3 2019 net of disposal proceeds and gross CapEx was $47.3 million. Based on current trend, we anticipate capital expenditures net of disposal proceeds to range from $150 million to $160 million for this fiscal year ending in January 2019. In summary, we continue to maintain ample liquidity and a strong balance sheet.
Going to our outlook on slides 10 and 11. Each year, our January quarterly results are impacted by seasonality, including inclement weather, fewer available work days due to the holidays, reduced daylight work hours, and the restart of calendar payroll taxes. These and other factors may have a pronounced impact on our actual results for the January quarter compared to our expectations.
For the January 2019 quarter, we expect total revenue to range from $695 million to $745 million. Non-GAAP adjusted diluted EPS to range from $0.02 to $0.24 per share and adjusted EBITDA margin to range from 8.4% to 9.2% of revenue. For the January quarter, we also expect depreciation of $39.9 million to $40.9 million and amortization of $5.4 million.
Share-based compensation included in G&A expense of approximately $5.3 million, adjusted interest expense of approximately $7.6 million excluding $4.9 million of interest for the non-cash debt discount amortization on our notes. Other income net is expected to range from zero to $0.6 million. The effective tax rate is expected at 27.6% in Q4 2019 before any tax effects of the settlement of share-based awards.
Now going to slide 11. Based on our year-to-date results through the October quarter and our expectations for the January quarter, our expected full year results are revenues which range from $3.074 billion to $3.124 billion and Non-GAAP adjusted diluted EPS which ranges from $2.70 to $2.92 per share.
Now, I will turn the call back to Steve.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Thanks, Drew. Going to Slide 12. Within a growing economy, we experienced the effects of a strong industry environment and capitalized on our significant strengths. First and foremost, we maintained strong customer relationships throughout our markets. We continued to win and extend contracts at attractive pricing. Secondly, the strength of those relationships and the extensive market presence they have created has allowed us to be at the forefront of evolving industry opportunities.
The end market drivers of these opportunities remained firm and are strengthening. Fiber deployments in contemplation of emerging wireless technologies have begun in many regions of the country. Wireless construction activity in support of expanded coverage and capacity is poised to accelerate through the deployment of enhanced macro cells and new small cells.

Telephone companies are deploying fiber-to-the-home to enable 1 gigabit high-speed connections. Cable operators are deploying fiber-to-small-and-medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process. Fiber deep deployments to expand capacity as well as newbuild opportunities are increasing. Dramatically increased speeds to consumers are being provisioned.
Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business. In addition, we are increasingly providing integrated planning, engineering and design, procurement, and construction and maintenance services.
Within this context, we believe we are uniquely positioned, managed and capitalized to meaningfully experience an improving industry environment to the benefit of our shareholders. We remain encouraged that our major customers possess significant financial strength and are committed to multi-year capital spending initiatives. We remain confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team as we grow our business.
Now, Greg, we will open the call for questions.

QUESTION AND ANSWER SECTION
Operator: Thank you. [Operator Instructions] Your first question comes from the line of Alex Rygiel from B. Riley FBR. Please go ahead.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
Thanks and nice quarter, Steve.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Thanks, Alex.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
Steve, can you help me to bridge the difference between your 12-month backlog being down 14% year-over-year, yet your organic growth guidance in the fiscal fourth quarter being a positive 10% to 15%?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Sure. So as you know, for about two-thirds of the business was our master service agreements. We look backwards to get a run rate which increased because the organic growth is coming back, but we have renewals that happened throughout the year. We have some key renewals that have already occurred subsequent to the October quarter, and so we don't see that as a particular problem.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
And then turning over to DSOs of 106 in the quarter. That's a big step-up sequentially and year-over-year. In each one of the last kind of handful of years, DSOs have been kind of creeping higher. Is there any way to reverse that trend or is that just an industry phenomena that you're just managing through?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
So there are a couple of near-term factors. So we had a very strong October. So, clearly, that's going to impact the DSO calculation. We also had pretty significant billings towards the end of the quarter, which we expect to collect this quarter. And so we don't see any particular long-term significance to the movement in the DSO in the October quarter.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
Very helpful. Thank you.
Operator: Your next question comes from the line of Chad Dillard from Deutsche Bank. Please go ahead.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Hi, good morning, guys.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Good morning, Chad.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
So against the backdrop of the next 12 months backlog coming down about $2.6 billion, what's your confidence level of being able to grow the business from the revenue and net earnings perspective and to calendar 2019? And maybe you can walk through some of the moving parts here.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
So, Chad, we're encouraged to begin with that the October quarter that we just reported was up over 12%. That's the first time we've had double-digit organic growth since the April 2017 quarter. We had growth across four of our top five customers. And so if you look at our guidance for the fourth quarter, that also implies of the midpoint double-digit organic growth. So we see a good trend emerging in the business. As I mentioned to Alex, the way we calculate backlog under master service agreements is a look-backwards measure. We not only had some renewals subsequent to the October quarter, we've had some nice wins. And so we're not concerned about backlog being an impediment to growing the business. We’ve got to execute, but we're pleased that we had double-digit growth in the October quarter and are guiding at the midpoint to the same in the January quarter.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Got it. That's helpful. And then just to switch over to margins. If I look at kind of what you're implying in your January quarter guide, it looks like the incremental EBITDA margins are about like 5%. Compare that to historicals, it seems like it’s a little bit light. I just want to understand kind of like how to think about back trajectory of the incrementals as they go forward?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Sure. So if we look at the October quarter, we had EBITDA margins at the - in our range. That's a good thing, but at the low end. We certainly didn't get any help from Hurricane Florence. We have substantial operations in the Carolinas and the Mid-Atlantic. It was pretty wet there. I think you've seen the news. Texas has been pretty wet, I think historically wet and so that impacted the October quarter. And we're just taking a prudent view of weather. We had a wet week last week in the Mid-Atlantic again. In fact, some of our businesses worked last weekend to make up for it as we had things to do. But we just don't want to get ahead of ourselves and what is the most uncertain weather quarter of the year.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Got it. Okay. If we think through I guess, maybe beyond this quarter in terms of like incremental margins, I mean at times should we think about that as we see the cycle starting to pick up here?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Sure. So I think what was encouraging about the October quarter is that we had double-digit growth across the top five, 18%. We had one customer that's growing substantially and also others that began to grow. I think as that growth becomes better distributed and that gives us opportunities to manage better. We can always execute better. We got a number of initiatives that we're working on as we always do. But when you have a customer that doubles year-over-year and grows nicely sequentially, there's some effort there that we got to factor into our outlook for the fourth quarter.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Great. That's helpful. Thanks, guys. I'll jump back in queue.
Operator: Your next question comes from the line of Tahira Afzal from KeyBanc. Please go ahead.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Hi, Steve, congrats on being back on track.

Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Thanks, Tahira.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Steve, obviously, Verizon, a pretty nice surprise in terms of the step-up. Should we assume based on that in your commentary in regards to the questions that we started a step-up, but maybe this is just an inflection point and we continue to see a nice step-up from this point forward?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
I mean we continue to work hard to grow the business. There's been a lot of growth in the business. But once again, if you look at our fourth quarter guidance, that double-digit organic growth across the whole business, we were continuing to work hard to meet all of our customers' needs.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Got it. Okay, Steve. And then if I look back historically, you had quarters with AT&T which were above $200 million. When you look at what you're seeing in prospects for Verizon, could we see those type of quarters going forward for Verizon?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Well, I think if you look at the growth rate that is implied once again, Tahira, in the fourth quarter, we're not guiding to beyond the fourth quarter. But clearly, your second customer's got to continue to grow if overall you think your double-digits across all the customers.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Got it. Okay, Steve. So that means we could be back in the mid-teens type of revenue growth scenario sometime next year?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
We're not guiding to next year. We're pleased for the first time since October 2017 that we had double-digit organic growth.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Got it, Steve. Thanks a lot.
Operator: Your next question comes from the line of Adam Thalhimer from Thompson Davis. Please go ahead.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Hey, good morning, guys.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Hey, Adam.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Steve, can you comment on the bidding environment in general? And I'm just curious the backlog that you printed last quarter, do you think that's the high watermark for the cycle?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Sure. There's a lot of work out there, Adam. We think we're getting our fair share. We're working hard as always to get more. We had some encouraging wins for an expansion of our relationship into some new geographies subsequent to the October quarter and some renewals. So I think we'll continue to have good opportunity. Once again, Adam, because of the duration and the nature of these master service agreements as run rates go up, you may be able to have revaluation of the remaining term as we see more growth. So I'm not here to say one way or another, but we feel good about the environment.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Are you able to quantify the wins in November?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
As you know, Adam, we never break down below total backlog by customer, but we're encouraged with what's going on in the industry.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
And then, Drew, I was hoping you can provide a little more color on the cash flow you talked about for Q4, and then also do you think interest expense, I think you got it at $7.5 or $7.6 for Q4, do you think we ticked down from there as we head into 2020?
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Yeah, so Adam, on the cash flow as we talked about, we did get substantial invoicing done during the quarter. And as we made in the comments, we think we can improve on collections in the fourth quarter. As far as interest, we did - as we entered into the new agreement, we did expand the term loan and then rates have ticked up a little bit over the past couple of quarters as well and so that's where we laid it out.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah, the offset was under the new facility. The spread came in, so we did get some relief on the spread.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Okay. Thanks.
Operator: Your next question comes from the line of Noelle Dilts from Stifel. Please go ahead. And Noelle has disconnected her line. We'll go on to the line of Jennifer Fritzsche from Wells Fargo. Please go ahead. Jennifer, your line is open.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
You may be on mute.
Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC
Sorry, I was. Sorry, thank you for taking the question. I'm sorry if I missed this, but can you comment on your wireless business, what the revenue contribution was for that? And specifically of it if you could parse out the AT&T business you did, how much of that was related to the FirstNet effort? And then secondly, I call it a bigger picture question. Steve, how much of your time is spent kind of looking for ways to, I don't know, automate the business seems too cliché, but for ways to streamline your costs and just like thinking ahead in terms of different cost initiatives?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Sure. Thanks, Jennifer. So, overall, total wireless revenue was just under 8% of the whole business. And we won't go specifically by customer. But I would say we're encouraged that we see that growing faster than the wireline business. We are seeing as AT&T has commented publicly, the FirstNet initiative is beginning to expand. We're seeing activity. There's been other industry participants who have talked about that. And so we're encouraged there. And then I think, Jennifer, you bring up a great point. I mean, a number of the technologies that we're deploying particularly on the wireless and the small cell side, we're beginning to take advantage of and how we manage our field workforce. And I think there are opportunities there over the next five years for more enhancements in both safety, productivity, project management. In the next five years, we'll change more than it has probably in the last 20. So it's nice to be able to be a beneficiary of the technology that we're part of deploying.
Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC
Got it. Thank you. And if I could just - on AT&T and understand you don't want to give a lot of color there. But as AT&T talked about completing their fiber build next summer once they hit 14 million homes, it seems like from what I'm hearing you say, wireless is a contributor as well where they continued to have more work to do it seems like?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, no, I think, they as well as everybody is looking to enhance wireless through small cell deployments. There's a good portion of that that is a close analog to wireline services and we see that growing. And look, we're encouraged generally that as they comment about their fiber program that they're getting very high penetration rates, that they seem very pleased with the economic performance of new subscribers that they're signing up. And while we always know that big customers have lots of competing needs for capital, we think, over time, we like to be part of programs where they're successfully selling the service that we're enabling through our network deployment. So we'll just have to see down the road how that plays out.
Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC
Thank you.
Operator: And we'll try the line of Noelle Dilts again from Stifel. Please go ahead.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Thank you. Sorry about that. My line cut out. Apologies.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
If it had been on fiber, Noelle, maybe it would have been more reliable.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Maybe so.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Okay.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
So, Steve, you did not mention permitting in the presentation today. Curious, if you're seeing some improvement there as it relates to the pace of work release and the timing of some of those permits going through? And then maybe if you could just comment on how you're thinking about crew productivity and what it will take for that to kind of to step up and help drive improved margins?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Sure, Noelle. I think we'll go back and say look we had a nice sequential growth in the quarter from the July quarter organically ex-storm services. We were up a little over $93 million year-over-year. So, clearly, we're getting more work done. We can always do better. More work means we've had more opportunity to go to work. But that doesn't mean we're not continuing to work hard to expand that effort. So we're encouraged by the trends in the business, but we're continuing to work hard to make them better.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Okay. And I think we've heard from a number of - across industries, a number of different companies that finding and retaining labor has been challenging. Are you seeing any real labor cost inflation? If so, how is the - is the industry absorbing and customers have a - willing to absorb price increases? And can you just comment on what Dycom is doing to kind of attract and retain key people?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Sure. So look, anytime we're growing in by extension, the industry's growing. So once again year-over-year, we grew kind of in excess of $90 million. You're putting resources together to meet your customers' needs. It's not unusual in that environment with where unemployment is, that there are going to be some spot shortages of different skill sets. We have active training programs. We have active recruiting. We've gone to online, onboarding, and recruiting. So we're taking cost out of our recruiting process. And we think we're an attractive employer for people to come to work. So it's something that we've worked through in other parts of our history. Never easy, but if you work hard at it and are a good employer that you'll attract the talent over time that you need.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Thanks. And any chance, Drew, that you could fill out the top customers and facilities and utility revenues?
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Sure. Thanks, Noelle. Charter was number six at 3.5%; Frontier Communications was number seven at 1.7%; Crown Castle was number eight at 1.3%; Dominion Energy was number nine at 1%; and NiSource was number 10 at 1%; telco was at 66.8%; cable was at 24.3%; facility locating was 5.8%; and electrical and other was 3.1%.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Thank you.
Operator: Your next question comes from the line of Alan Miltrani from Sylvan Lake. Please go ahead.
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC
Hi, thank you. Steve, can you talk about the housing market? It seems like we're seeing a pretty rapid slowdown the last couple of months, and it looks like given rates where they are, the permits today even came out pretty disappointing, can you see what you're seeing from your business? And do you think that will trickle into the market next year? I realize you have the 4G to 5G coming and you have a fiber build, but do you think the general economy in the housing starts can impact your business as you get to the middle of the year?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Clearly, Alan we extend networks into new subdivisions. So there's certainly some impact. It's a much smaller portion of the business than it was 10, 15 years ago because the housing market is obviously smaller. On the other hand, we also have a number, as you highlighted, of other large programs that are not housing sensitive. And so sure, we're following it but it would - the impact on the business, the direct impact of housing is smaller than it was in the past. For example, in the last cycle, we'd have wireless business. So clearly, housing has little or no direct impact on that portion of the business.
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC
Okay. And then also on the DSOs, I realize it was late in the quarter, but obviously, a lot of it, the shift is towards Verizon. Verizon looks like they're trying to layoff or give buyouts to almost a quarter their workforce. Is there any disruption, in general, with them or with others because of the interface of your employees to them and some of the changes in personnel?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
I would not think about it that way, Alan. It's a big program. We have a number of large programs that are ramping up. It's not unusual, although we need to work hard every day to get through it to have new systems and new processes put into place. We did get some invoicing done pretty substantially towards the end of the quarter. We feel confident with the ability to get that back in line.
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC
Okay. And then on the stock buyback, it looks like you only bought maybe $16 million this quarter. Stocks come in, you have the extra capacity, you're going to have good cash flow quarters next couple of quarters. Can you give us your thoughts on stock buyback or M&A, or how you can grow the business from that perspective?
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
Yeah, Alan, to be clear, we did not repurchase any shares in the quarter. We do have the buyback. As we've always said, we're going to make sure that we take care of the organic growth of the business, once again, $95 million year-over-year and $40 million sequentially. So we want to make sure that we do that. We'll look as we feel comfortable in that area, and we'll look to share repurchases versus M&A based on kind of what our assessment on relative returns. We bought a lot of stock back over the years. So it's something we're always considering, but first and foremost, we take care of the business and take care of the customers.
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC
Thank you.

Operator: [Operator Instructions] And sir, at this time, there are no further questions.
Steven E. Nielsen, President & Chief Executive Officer, Dycom Industries, Inc.
All right. Well, thank you everyone for dialing in. We wish you a happy Thanksgiving. To all our folks that are still working on restoring service due to the hurricanes, we appreciate all your hard work. And we'll talk to you again at the end of February. Thank you.
Operator: Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.